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Exhibit 23.2

Consent of Independent Auditor

Ashford Inc.
Dallas, Texas

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated June 28, 2019, relating to the Special Purpose Combined Carve-Out Financial Statements of the Remington Hotel Management Business (A Carve-Out of Remington Holdings, L.P.) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 (which report expresses an unqualified opinion and includes an other-matter paragraph relating to the carve-out financial statements that the Hotel Management Carve-Out is an integrated business of Remington Holdings, L.P. and not a stand-alone entity and do not necessarily reflect the combined financial position, results of operations, changes in partners' capital and cash flows of the Hotel Management Carve-Out in the future or what they would have been had the Hotel Management Carve-Out been a separate, stand-alone entity during the periods presented), contained in the Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
September 18, 2019

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  Exhibit 23.2
Consent of Independent Auditor